EXHIBIT 99.1

SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: (604) 276-9884
F: (604) 276-2350
www.smartire.com
OTCBB: SMTR

NEWS RELEASE - January 26, 2007

SmarTire Reports Additional Financing

Richmond, British Columbia, Canada, January 26, 2007 -- SmarTire Systems Inc. (OTC Bulletin Board: SMTR) announced today that it has entered into an agreement dated January 23, 2007 providing for the sale of convertible debentures in the amount of up to $1,800,000. On January 23, 2007, SmarTire sold one convertible debenture for gross proceeds of $684,000. The Agreement provides that SmarTire may sell convertible debentures for the balance of up to $1,116,000 at any time over the next six months. Terms of the financing are disclosed in the company’s 8-K filed today.

SmarTire CFO Jeff Finkelstein said, “As reported on December 10, 2006, our first quarter results showed a continuing trend of year-on-year revenue growth and major players in the commercial vehicle industry have advised us that they plan to begin ordering our products. This indication was further supported last week with the announcement by DaimlerChrysler Commercial Buses that they will begin supplying SmarTire products to their customers. As this revenue growth trend continues throughout 2007, it is most important that we have the working capital necessary to respond to this increase in product demand. The actions recently undertaken to reduce our operating costs and the infusion of the net proceeds from the first tranche of this financing represent major steps in satisfying our working capital requirements going forward.”

About SmarTire Systems Inc.
SmarTire develops and markets proprietary advanced wireless sensing and control systems worldwide under the SmartWave™ trademark. SmarTire has developed numerous patent-protected wireless technologies and advanced tire monitoring solutions since it was founded in 1987. Its proprietary SmartWave platform provides a foundation for the addition of multiple wireless sensing and control applications. The initial product release on the SmartWave platform is SmartWave TPMS, which leverages on SmarTire’s background and knowledge in tire monitoring solutions. SmarTire has offices in North America and Europe. For more information about SmarTire, visit http://www.smartire.com.

This press release is available for investor commentary, questions, near real-time answers and monitored discussion in the SmarTire IR HUB at http://www.agoracom.com/IR/SmarTire. Alternatively, investors may speak with D.P. Martin and Associates at (561) 514-0194 or e-mail info@dpmartin.com.

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this news release, the words “expects,” “may,” “will” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements in this press release include statements about SmarTire’s belief that it will sell the balance of $1,116,000 in convertible debentures, that the year-on-year trend of revenue growth shown by its first quarter results will continue, that major players in the industry will begin ordering its products and that it can satisfy its working capital requirements on a going-forward basis. These forward-looking statements are based largely on the expectations of SmarTire and are subject to a number of risks and uncertainties that are subject to change based on factors, which are, in many instances, beyond SmarTire’s control. These include, but are not limited to, risks and uncertainties associated with, SmarTire’s ability to obtain additional financing and to continue as a going concern, SmarTire’s dependence on key personnel, the effects of competitive pricing, SmarTire’s dependence on the ability of third-party manufacturers to produce components on a basis that is cost-effective to SmarTire, market acceptance of SmarTire’s products, acceptance of SmarTire’s products by prominent customers, SmarTire’s ability to keep up with technological advances in the industry, the effect of competitive products and the effects of governmental regulations. SmarTire cautions that the foregoing factors are not exhaustive. For a detailed discussion of these and other risk factors, please refer to SmarTire’s filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB. SmarTire expressly disclaims any intent or obligation to update any forward-looking statements.